Exhibit 99.1

MoSys, Inc. Reports Third Quarter 2013 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 18, 2013--MoSys, Inc., (NASDAQ: MOSY), a leader in semiconductor solutions that enable fast, intelligent data access for network and communications systems, today reported financial results for the third quarter ended September 30, 2013.

Third Quarter and Recent Highlights

  Secured an additional Bandwidth Engine® 2 design win with existing Tier 1 customer;
  Successfully completed functional and performance-level characterization of Bandwidth Engine 2;
  Demonstrated high-performance capabilities and interoperability of LineSpeed™ products with leading industry players at ECOC 2013; and
  Ended the quarter with cash and investments of $53.3 million.

Management Commentary

“We continued to demonstrate solid operational execution during the quarter, as we further expanded our sales activities and product development efforts,” commented Len Perham, MoSys’ President and Chief Executive Officer. “The opportunities for securing additional designs with existing customers are growing. While some companies may resist new approaches like Bandwidth Engine, we have experienced firsthand that once a customer has expended the initial effort to implement a high-speed serial interface and reap the benefits of its performance, size, power and economics; then there is a high likelihood the customer will repurpose the design and find new applications. To underscore this point, during the quarter, we secured an additional design win with our existing Tier 1 customer and have multiple new opportunities in-process with other existing customers.

“On the operational side, we have advanced Bandwidth Engine 2 toward complete carrier-grade qualification and are on schedule for full production release by year end. Although we do not control our customers’ full production releases, we are starting to see shipments ramp to our initial Bandwidth Engine customers and expect a meaningful increase in unit shipments in the fourth quarter. In addition to the Bandwidth Engine activities, we are seeing significant interest for our LineSpeed PHY ICs; these products represent a growing percentage of the activity in our sales funnel.

“In conclusion, our continued progress this quarter further validates the value of our technology as more companies recognize the need to effectively utilize all of the bandwidth available and secure increasingly faster memory access; while simultaneously taking advantage of the most efficient solutions for addressing both high-speed data path challenges and system congestion issues faced by networking equipment. I believe we are well positioned with our current and future Bandwidth Engine and LineSpeed product families to secure additional design wins, which will further broaden our customer footprint and drive future revenue growth.”

Third Quarter Results

Total net revenue for the third quarter of 2013 was $1.0 million, compared with $1.1 million reported in the second quarter of 2013 and $1.3 million in the third quarter of 2012.

Third quarter 2013 total revenue included licensing and other revenue of $0.2 million, consistent with both the previous quarter and third quarter of 2012. Revenue attributable to shipments of integrated circuits is included in licensing and other revenue. Third quarter 2013 royalty revenue was $0.8 million, compared with $1.0 million in the previous quarter and $1.1 million in the third quarter of 2012.

Gross margin for the third quarter of 2013 was 83 percent, compared with 93 percent in the second quarter of 2013 and 96 percent for the third quarter of 2012.

Total operating expenses on a GAAP basis for the third quarter of 2013 were $7.8 million, compared with $7.4 million in the previous quarter and $7.3 million for the third quarter of 2012. Third quarter 2013 operating expenses included $0.3 million of amortization of intangible assets and $1.0 million in stock-based compensation expense.

GAAP net loss for the third quarter of 2013 was $6.9 million, or ($0.14) per share, compared with a net loss of $6.4 million, or ($0.15) per share, in the previous quarter and a net loss of $6.1 million, or ($0.15) per share, for the third quarter of 2012. The non-GAAP net loss for the third quarter of 2013 was $5.7 million, or ($0.12) per share, which excludes amortization of intangible assets and stock-based compensation expense. Earnings per share for the third quarter of 2013 were computed using approximately 48.2 million weighted shares on a GAAP and non-GAAP basis. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time) to discuss the third quarter 2013 financial results. Investors and other interested parties may access the call by dialing 1-866-318-8615 in the U.S. (1-617-399-5134 outside of the U.S.), and entering the pass code 79590918 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for two business days following the call at 1-888-286-8010 in the U.S. (1-617-801-6888 outside of the U.S.), pass code of 77451420.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and amortization of recorded intangible assets. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated October 18, 2013, which the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from our IC products and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  achieving additional design wins for Bandwidth Engine ICs;
  commencing volume shipments of Bandwidth Engine ICs;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving necessary acceptance of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the Company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a fabless semiconductor company enabling leading equipment manufacturers in the networking and communications systems markets to address the continual increase in Internet users, data and services. The company’s solutions deliver data path connectivity, speed and intelligence while eliminating data access bottlenecks on line cards and systems scaling from 100G to multi-terabits per second. Engineered and built for high-reliability carrier and enterprise applications, MoSys’ Bandwidth Engine® and LineSpeed™ IC product families are based on the company’s patented high-performance, high-density intelligent access and high-speed serial interface technology, and utilize the company’s highly efficient GigaChip™ Interface. MoSys is headquartered in Santa Clara, California. More information is available at http://www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. Bit Safe, GigaChip, LineSpeed and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Net Revenue
Licensing and other	$141	$248	$550	$1,113
Royalty	816	1,079	2,862	3,374
Total net revenue	957	1,327	3,412	4,487

Cost of Net Revenue
Licensing and other	158	53	254	289
Total cost of net revenue	158	53	254	289

Gross Profit	799	1,274	3,158	4,198

Operating Expenses
Research and development	6,243	7,026	17,546	21,220
Selling, general and administrative	1,595	1,738	4,678	6,092
Gain on sale of assets	-	(1,435)	(630)	(3,291)
Total operating expenses	7,838	7,329	21,594	24,021

Loss from operations	(7,039)	(6,055)	(18,436)	(19,823)

Other income, net	122	61	166	121
Loss before income taxes	(6,917)	(5,994)	(18,270)	(19,702)

Income tax provision	28	79	68	139

Net loss	$(6,945)	$(6,073)	$(18,338)	$(19,841)

Net loss per share
Basic and diluted	($0.14)	($0.15)	($0.42)	($0.51)

Shares used in computing net loss per share
Basic and diluted	48,164	39,299	44,173	38,919

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30,	December 31,
	2013	2012

Assets
Current assets:
Cash, cash equivalents and investments	$35,583	$33,327
Accounts receivable, net	54	287
Prepaid expenses and other assets	1,768	1,362
Total current assets	37,405	34,976

Long-term investments	17,671	7,383
Property and equipment, net	780	1,238
Goodwill	23,134	23,134
Intangible assets, net	1,904	2,654
Other assets	137	149
Total assets	$81,031	$69,534

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$195	$393
Accrued expenses and other liabilities	1,642	3,947
Deferred revenue	205	481
Total current liabilities	2,042	4,821

Long-term liabilities	208	171

Stockholders' equity	78,781	64,542

Total liabilities and stockholders’ equity	$81,031	$69,534

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

GAAP net loss	$(6,945)	$(6,073)	$(18,338)	$(19,841)
Stock-based compensation expense
-Cost of net revenue	-	3	7	49
-Research and development	614	608	1,924	2,104
-Selling, general and administrative	337	317	869	838
Total stock-based compensation expense	951	928	2,800	2,991

Amortization of intangible assets	250	250	750	1,496

Non-GAAP net loss	$(5,744)	$(4,895)	$(14,788)	$(15,354)

GAAP net loss per share	$(0.14)	$(0.15)	$(0.42)	$(0.51)
Reconciling items
-Stock-based compensation expense	0.01	0.02	0.07	0.08
-Amortization of intangible assets	0.01	0.01	0.02	0.04

Non-GAAP net loss per share: basic and diluted	$(0.12)	$(0.12)	$(0.33)	$(0.39)

Shares used in computing non-GAAP net loss per share
Basic and diluted	48,164	39,299	44,173	38,919

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1-408-418-7500
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1-972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com